THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK

HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

August 26, 2008

Presidio Funds 3717 Buchanan Street, Suite 200 San Francisco, CA 94123

RE: Presidio Funds - File Nos. 333-122412 and 811-21707

Gentleman:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to Presidio Funds' Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP